Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Alaska Communications Systems Group, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2006 (the “Report”), I, David Wilson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, created by §. 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 13, 2007	/s/ David Wilson
David Wilson
Senior Vice President and Chief Financial Officer Alaska Communications Systems Group, Inc.